As filed with the Securities and Exchange Commission on March 14, 2013
Registration No. 333-64060

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pulse Electronics Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-1292472
(State of Incorporation)	(I.R.S. Employer Identification No.)

12220 World Trade Drive
San Diego, CA 92128
(Address of Principal Executive Offices)

TECHNITROL, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Drew A. Moyer
Senior Vice President and Chief Financial Officer
Pulse Electronics Corporation
12220 World Trade Drive
San Diego, CA 92128
(858) 674-8100
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
________________

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to a Registration Statement on Form S-8 (File No. 333-64060) (the “Registration Statement”), which was filed by Pulse Electronics Corporation (the “Registrant”) on June 28, 2001. Pursuant to the Registration Statement, the Registrant registered 1,600,000 shares of its common stock for issuance in accordance with the terms of its 2001 Employee Stock Purchase Plan.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1,  any and all shares of its common stock that were registered under the Registration Statement that remain unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, as of this 14th day of March 2013.

Pulse Electronics Corp.

By:	/s/ Drew A. Moyer
Drew A. Moyer
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.